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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2001, except as to the settlement described in the fourth paragraph of Note 5 which is as of June 14, 2001, relating to the consolidated financial statements and financial statement schedule of Cholestech Corporation, which appears in Cholestech Corporation's Annual Report on Form 10-K for the year ended March 30, 2001.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
August 17, 2001